Exhibit 99.1

Genpact Reports Results for 2012 Full Year and Fourth Quarter

Revenues of $1.9 Billion, Up 19% for FY ’12 and Up 15% for 4Q ‘12

Adjusted Income from Operations of $313 Million, Up 18% for FY’ 12 and Up 9% for 4Q ’12

Cash Flow from Operations of $311 Million, Up 17% for FY ’12 and Up 13% for 4Q ’12

NEW YORK, February 7, 2013 – Genpact Limited (NYSE: G), a global leader in business process management and technology services, today announced financial results for the fourth quarter and full year ended December 31, 2012.

Key Financial Results – Full-Year 2012

•	Revenues were $1.9 billion, up 18.8% from $1.6 billion in 2011.

•	Net income attributable to Genpact Limited shareholders was $178.2 million, compared to $184.3 million in 2011; net income margin for 2012 was 9.4%, compared to 11.5% in 2011.

•	The effective tax rate was 30.6%, up from 27.7% in 2011.

•	Diluted earnings per common share were $0.78, compared to $0.81 per share in 2011.

•	Adjusted income from operations increased 18.4% to $313.1 million, up from $264.5 million in 2011.

•	Adjusted income from operations margin was 16.5%, unchanged from 2011.

•	Adjusted diluted earnings per share were $0.96, compared to $0.98 in 2011.

Key Financial Results – Fourth Quarter 2012

•	Revenues were $507.7 million, up 14.7% from $442.7 million in the fourth quarter of 2011.

•

Net income attributable to Genpact Limited shareholders was $53.4 million, compared to $61.1 million in the fourth quarter of 2011; net income margin for the fourth quarter of 2012 was 10.5%, compared to 13.8% in the fourth quarter of 2011.

•	Diluted earnings per common share were $0.23, compared to $0.27 per share in the fourth quarter of 2011.

•	Adjusted income from operations totaled $83.9 million, up from $77.1 million in the fourth quarter of 2011.

•	Adjusted income from operations margin was 16.5%, compared to 17.4% in the fourth quarter of 2011.

•	Adjusted diluted earnings per share were $0.25, compared to $0.32 in the fourth quarter of 2011.

N.V. ‘Tiger’ Tyagarajan, Genpact’s president and CEO said, “Our results in the fourth quarter and full year 2012 demonstrated strong client demand and profitable growth. In 2012, we delivered robust growth in revenues and adjusted operating income. In addition, we expanded and strengthened our capabilities across our enterprise services offerings, industry vertical markets and geographies with both investment initiatives and acquisitions. We also provided our shareholders a substantial return of capital in the form of a $502 million special cash dividend. All of these accomplishments build upon our solid foundation and position us to take advantage of the large market opportunity available to us and long runway to drive sustained growth in revenues and cash flows.”

Revenues from Global Clients grew 25.8% for the full year 2012 and 19.2% in the fourth quarter. Business process management revenues from Global Clients grew 21.3% for the full year, and 21.1% in the fourth quarter and were led by growth in Smart Decision Services of 31.3% for the full year and 21.0% for the fourth quarter. Revenues from Global Clients represented approximately 73.9% of Genpact’s total revenues in 2012, with the remaining 26.1% of revenues coming from GE. GE revenues increased 2.8% for the full year 2012 and 3.1% in the fourth quarter.

As of the end of 2012, 65 client relationships each contributed revenues of $5 million or more in the last 12 months, up from 56 such relationships as of December 31, 2011. As of the end of 2012, 11 client relationships each contributed revenues of $25 million or more in the last 12 months, up from nine such client relationships as of December 31, 2011.

Approximately 76.6% of Genpact’s revenues for the full year 2012 and 76.8% for the fourth quarter came from business process management services, compared to 78.8% for 2011 and 75.9% for the fourth quarter of 2011. Revenues from IT services represented approximately 23.4% of total revenues for the full year 2012 and 23.2% for the fourth quarter, compared to 21.2% for 2011 and 24.1% for the fourth quarter of 2011.

Genpact generated $310.7 million of cash from operations in 2012 and $101.2 million in the fourth quarter of 2012, up from $266.6 million of cash from operations in 2011 and $89.5 million in the fourth quarter of 2011, primarily due to better working capital management resulting from lower days sales outstanding in the fourth quarter. Genpact had approximately $477.5 million in cash and cash equivalents and short-term deposits as of December 31, 2012.

In the third quarter of 2012, Genpact paid a special cash dividend of $2.24 per share, for an aggregate amount of approximately $502 million, to holders of Genpact common shares and facilitated the sale of approximately 26% of its outstanding shares to Bain Capital Partners from its original sponsors. The special dividend was funded through a combination of surplus cash on Genpact’s balance sheet and a portion of the proceeds of borrowings under a new $925 million senior credit facility. The costs and expenses associated with the above transactions are reflected in Genpact’s results for 2012, and adversely impacted net income for the year.

As of December 31, 2012, Genpact had approximately 60,200 employees worldwide, an increase from approximately 55,400 at the end of 2011. The attrition rate for the entire year, measured from day one, was 25%, down from 30% in 2011. Revenue per employee in 2012 was $34,000, compared to $34,100 in 2011.

2013 Outlook

Tyagarajan continued, “We remain cautious, as are many of our clients, about the global economy in the near term, even as we see signs of improvement, and we are bullish on the long term. For the full year 2013, we expect revenues to be in a range of $2.15 – $2.20 billion, and adjusted operating income margin in a range of 15.8% – 16.3%. This guidance reflects the revenue contribution and slight margin dilution for the year resulting from the recently-announced acquisition of JAWOOD. Without the anticipated impact of JAWOOD, we would have expected 2013 adjusted operating income margin to be in a range of 16.0% to 16.5%.”

Conference Call to Discuss Financial Results

Genpact management will host an hour-long conference call beginning at 8:00 a.m. ET on February 8, 2013 to discuss the company’s performance for the periods ended December 31, 2012. To participate, callers can dial 1-866-713-8395 from within the U.S. or +1 (617) 597-5309 from any other country. Thereafter, callers will be prompted to enter the participant code, 90489804.

A live webcast of this event will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on the Genpact website after the end of the call. A transcript of the call will also be made available via the website.

About Genpact

Genpact Limited (NYSE: G), a global leader in business process management and technology services, leverages the power of smarter processes, smarter analytics and smarter technology to help its clients drive intelligence across their enterprise. Genpact’s Smart Enterprise Processes (SEPSM) framework, its unique science of process combined with deep domain expertise in multiple industry verticals, leads to superior business outcomes. Genpact’s Smart Decision Services deliver valuable business insights to its clients through targeted analytics, reengineering expertise, and advanced risk management. Making technology more intelligent by embedding it with process and data insights, Genpact also offers a wide range of technology services. Driven by a passion for process innovation and operational excellence built on its Lean and Six Sigma DNA and the legacy of serving GE for more than 15 years, the company’s 60,000+ professionals around the globe deliver services to its more than 600 clients from a network of more than 70 delivery centers across 20 countries supporting more than 30 languages. For more information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors:	Bharani Bobba
+1 (203) 300-9230
bharani.bobba@genpact.com

Media:	Gail Marold
+1 (919) 345-3899
gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2011	As of December 31, 2012
Assets
Current assets
Cash and cash equivalents	$408,020	$459,228
Accounts receivable, net	258,498	451,960
Accounts receivable from related party, net	143,921	29
Short term deposits	—	18,292
Deferred tax assets	46,949	48,489
Due from related party	10	—
Prepaid expenses and other current assets	127,721	150,769

Total current assets	$985,119	$1,128,767

Property, plant and equipment, net	180,504	200,362
Deferred tax assets	91,880	91,383
Investment in equity affiliates	220	416
Customer-related intangible assets, net	85,987	84,748
Marketing-related intangible assets, net	24,240	21,585
Other intangible assets, net	3,061	6,054
Goodwill	925,339	956,064
Other assets	107,037	116,548

Total assets	$2,403,387	$2,605,927

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2011	As of December 31, 2012
Liabilities and equity
Current liabilities
Short-term borrowings	$252,000	$80,000
Current portion of long-term debt	29,012	4,982
Current portion of capital lease obligations	1,005	1,301
Current portion of capital lease obligations payable to related party	762	—
Accounts payable	20,951	18,652
Income taxes payable	20,118	22,304
Deferred tax liabilities	35	538
Due to related party	464	—
Accrued expenses and other current liabilities	337,481	390,041

Total current liabilities	$661,828	$517,818
Long-term debt, less current portion	73,930	656,879
Capital lease obligations, less current portion	846	2,533
Capital lease obligations payable to related party, less current portion	855	—
Deferred tax liabilities	1,905	6,068
Due to related party	9,154	—
Other liabilities	219,186	250,848

Total liabilities	$967,704	$1,434,146

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 222,347,968 and 225,480,172 issued and outstanding as of December 31, 2011 and 2012, respectively	2,222	2,253
Additional paid-in capital	1,146,203	1,202,448
Retained earnings	605,386	281,982
Accumulated other comprehensive income (loss)	(320,753)	(318,272)

Genpact Limited shareholders’ equity	1,433,058	1,168,411
Noncontrolling interest	2,625	3,370

Total equity	1,435,683	1,171,781
Commitments and contingencies

Total liabilities and equity	$2,403,387	$2,605,927

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Year Ended December 31
	2010	2011	2012
Net revenues
Net revenues from services - related party	$479,231	$484,464	$550
Net revenues from services - others	779,732	1,115,972	1,901,421

Total net revenues	1,258,963	1,600,436	1,901,971

Cost of revenue
Services	788,522	1,004,899	1,157,766

Total cost of revenue	788,522	1,004,899	1,157,766

Gross profit	$470,441	$595,537	$744,205
Operating expenses:
Selling, general and administrative expenses	282,102	357,959	456,611
Amortization of acquired intangible assets	15,959	19,974	23,233
Other operating (income) expense, net	(5,484)	1,360	16

Income from operations	$177,864	$216,244	$264,345
Foreign exchange (gains) losses, net	(1,137)	(35,099)	(13,146)
Other income (expense), net	5,246	10,716	(14,499)

Income before Equity-method investment activity, net and income tax expense	$184,247	$262,059	$262,992
Equity-method investment activity, net	1,013	327	(17)

Income before income tax expense	$183,234	$261,732	$263,009
Income tax expense	34,203	70,656	78,419

Net Income	$149,031	$191,076	$184,590
Net income attributable to noncontrolling interest	6,850	6,782	6,374

Net income attributable to Genpact Limited shareholders	$142,181	$184,294	$178,216
Net income available to Genpact Limited common shareholders	142,181	184,294	178,216
Earnings per common share attributable to Genpact Limited common shareholders

Basic	$0.65	$0.83	$0.80
Diluted	$0.63	$0.81	$0.78
Dividend per share	$—	$—	$2.24

Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders

Basic	219,310,327	221,567,502	223,696,567
Diluted	224,838,529	226,354,403	229,532,516

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year ended December 31,
	2010	2011	2012
Operating activities
Net income attributable to Genpact Limited shareholders	$142,181	$184,294	$178,216
Net income attributable to noncontrolling interest	6,850	6,782	6,374

Net Income	$149,031	$191,076	$184,590
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	57,881	58,357	56,089
Amortization of debt issue costs	385	1,952	8,079
Amortization of acquired intangible assets	16,275	20,132	23,305
Reserve (release) for doubtful receivables	(1,334)	6,298	3,878
Reserve for mortgage loans	12	52	108
Gain on business acquisition	(247)	—	—
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(284)	(18,276)	(13,700)
Equity-method investment activity, net	1,013	327	(17)
Stock-based compensation expense	17,514	27,767	32,152
Deferred income taxes	(5,400)	(7,981)	(10,028)
Others, net	181	5,322	6,471
Change in operating assets and liabilities:
Increase in accounts receivable	(50,414)	(46,314)	(36,171)
Increase in other assets	(25,932)	(10,461)	(20,525)
Increase/(Decrease) in accounts payable	(2,631)	6,800	(4,380)
Increase/(Decrease) in accrued expenses and other current liabilities	(2,560)	27,517	38,478
Increase in income taxes payable	6,447	10,345	1,775
Increase/(Decrease) in other liabilities	3,161	(6,301)	40,556

Net cash provided by operating activities	$163,098	$266,612	$310,660

Investing activities
Purchase of property, plant and equipment	(55,171)	(35,776)	(83,337)
Proceeds from sale of property, plant and equipment	1,239	916	500
Investment in affiliates	(2,324)	—	(205)
Purchase of short term investments	(107,324)	(129,458)	—
Proceeds from sale of short term investments	162,940	206,443	—
Short term deposits placed	(6,530)	—	(43,978)
Redemption of short term deposits	16,325	—	25,638
Payment for business acquisitions, net of cash acquired	(42,575)	(577,233)	(56,488)

Net cash used for investing activities	$(33,420)	$(535,108)	$(157,870)

Financing activities
Repayment of capital lease obligations	(4,861)	(2,821)	(2,279)
Proceeds from long-term debt	—	120,000	675,000
Repayment of long-term debt	(45,000)	(40,000)	(106,688)
Proceeds from Short-term borrowings	—	260,000	80,000
Repayment of Short-term borrowings	(165)	(8,000)	(253,004)
Proceeds from issuance of common shares under stock based compensation plans	24,826	12,840	26,227
Payment for net settlement of stock based awards	—	—	(2,103)
Dividend paid	—	—	(501,620)
Direct cost incurred in relation to Debt	—	(9,115)	(15,266)
Distribution to noncontrolling interest	(7,065)	(6,805)	(5,760)

Net cash provided by (used for) financing activities	$(32,265)	$326,099	$(105,493)

Effect of exchange rate changes	17,887	(53,617)	3,911
Net increase in cash and cash equivalents	97,413	57,603	47,297
Cash and cash equivalents at the beginning of the period	288,734	404,034	408,020

Cash and cash equivalents at the end of the period	$404,034	$408,020	459,228

Supplementary information
Cash paid during the period for interest	$1,617	$5,026	14,061
Cash paid during the period for income taxes	$40,466	$65,688	91,825
Property, plant and equipment acquired under capital lease obligation	$1,968	$1,787	2,699

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three months ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
	(dollars in millions)

Statement of income data:

Total net revenues	$435.5	$467.6	$491.2	$507.7

Cost of revenue	265.5	285.2	297.3	309.8

Gross profit	170.0	182.4	193.9	197.9

Income from operations	60.4	63.2	70.0	70.8

Income before Equity method investment activity, net and income tax expense	56.6	84.4	41.8	80.1

Net income attributable to Genpact Limited common shareholders	$38.5	$61.1	$25.2	$53.4

	Three months ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
	(dollars in millions)
Statement of income data:
Total net revenues	$330.6	$397.6	$429.6	$442.7
Cost of revenue	214.5	254.0	268.3	268.1
Gross profit	116.1	143.6	161.3	174.6
Income from operations	46.5	51.1	56.7	61.9
Income before equity-method investment activity, net and income tax expense	51.2	55.2	68.6	87.0
Net income attributable to Genpact Limited shareholders	$36.1	$39.0	$48.0	$61.1

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income, and adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management historically used financial statements that did not include significant acquisition related expenses and amortization of acquired intangibles on such acquisitions, for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors.

As a result of frequent acquisitions of varying scale and size, it is difficult to predict the expenses related to acquisitions and amortization of the acquired intangibles on acquisitions. Therefore, with effect from July 1, 2012, for its internal management reporting and budgeting purposes, management considers using financial statements that do not include expenses related to all acquisitions and amortization of acquired intangibles on acquisitions for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors.

Besides this, for its internal management reporting and budgeting purposes, management uses financial statements that do not include stock-based compensation expense, amortization of acquired intangibles at formation in 2004, expenses related to change of shareholding and capital restructuring, net of recovery from the selling shareholders, affiliates of General Atlantic LLC and Oak Hill Capital Management LLC or GA/OH (excluding expenses related to the new credit facility) and withholding taxes relating to remittance of funds between subsidiaries to partly fund the payment of the special cash dividend in respect of capital restructuring, for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation”, Genpact’s management believes that providing financial statements that do not include stock-based compensation allows investors to make additional comparisons between Genpact’s operating results and those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles, expenses related to all acquisitions and amortization of acquired intangibles on acquisitions, expenses related to change of shareholding and capital restructuring, net of recovery from GA/OH (excluding expenses related to the new credit facility) and withholding taxes relating to remittance of funds between subsidiaries to partly fund the payment of the special cash dividend in respect of capital restructuring, allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Genpact also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, its inability to predict its future stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions, acquisition related expenses, expenses related to change of shareholding and capital restructuring, net of recovery from GA/OH (excluding expenses related to new credit facility), and withholding taxes relating to remittance of funds between subsidiaries to partly fund the payment of the special cash dividend in respect of capital restructuring, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income attributable to shareholders of Genpact Limited calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, stock-based compensation, that are recurring. Stock-based compensation has been and will continue for the foreseeable future to be a significant recurring expense in Genpact’s business. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three months and year ended December 31, 2011 and 2012:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Year ended December 31,		Quarter ended December 31,
	2011	2012	2011	2012

Income from operations as per GAAP	$216,244	$264,345	$61,928	$70,795
Add: Amortization of acquired intangible assets resulting from Formation Accounting	9,354	6,845	2,079	1,592
Add: Amortization of acquired intangible assets relating to acquisitions	7,865	10,739	2,949	2,791
Add: Stock based compensation	27,767	32,152	10,055	9,296
Add: Acquisition related expenses	5,619	298	—	—
Add: Other income (expense)	4,793	1,615	1,781	7,348
Add: Consultancy, legal and banker fees relating to capital restructuring (excluding expenses related to the new credit facility), as recorded under selling, general and administrative expenses	—	3,237	—	39
Add: Consultancy, legal and banker fees relating to change of shareholding (excluding expenses related to the new credit facility), as recorded under other income (expense)	—	17,227	—	10,620
Less: Recovery from selling shareholder of consultancy, legal and banker fees relating to change of shareholding (excluding expenses related to the new credit facility), as recorded under other income (expense)	—	(17,000)	—	(17,000)
Less: Equity-method investment activity, net	(344)	17	(38)	(7)
Less: Net income attributable to noncontrolling interest	(6,782)	(6,374)	(1,611)	(1,523)

Adjusted income from operations	$264,516	$313,101	$77,143	$83,951

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Year ended December 31,		Quarter ended December 31,
	2011	2012	2011	2012

Net income as per GAAP	$184,294	$178,216	$61,120	$53,401
Add: Amortization of acquired intangible assets resulting from Formation Accounting	9,354	6,845	2,079	1,592
Add: Amortization of acquired intangible assets relating to acquisitions	7,865	10,739	2,949	2,791
Add: Stock based compensation	27,767	32,152	10,055	9,296
Add: Acquisition related expenses	5,619	298	—	—

Add: Consultancy, legal and banker fees relating to capital restructuring (excluding expenses related to the new credit facility), as recorded under selling, general and administrative expenses	—	3,237	—	39

Add: Consultancy, legal and banker fees relating to change of shareholding (excluding expenses related to the new credit facility), as recorded under other income (expense)	—	17,227	—	10,620
Less: Recovery from selling shareholder of consultancy, legal and banker fees relating to change of shareholding (excluding expenses related to the new credit facility), as recorded under other income (expense)	—	(17,000)	—	(17,000)

Add: Withholding taxes relating to remittance of funds between subsidiaries to partly fund the payment of special cash dividend in respect of capital restructuring	—	2,300	—	—
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(2,250)	(1,564)	(412)	(374)
Less: Tax impact on amortization of acquired intangibles resulting from acquisitions	(2,674)	(3,650)	(1,004)	(971)
Less: Tax impact on stock based compensation	(7,800)	(8,032)	(2,743)	(1,028)
Less: Tax impact on acquisition related expenses	(1,435)	(75)	(41)	—
Less: Tax impact on consultancy and legal fees relating to capital restructuring (excluding expenses related to the new credit facility)	—	(194)	—	(12)

Adjusted net income	$220,740	$220,499	$72,003	$58,354

Adjusted diluted earnings per share	$0.98	$0.96	$0.32	$0.25